Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Small World Kids, Inc on Amendment No. 1 on Form S-1 to be filed with the Securities and Exchange Commission on or about October 4, 2006 of our report dated March 31, 2006 appearing in the Prospectus which is part of the Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Stonefield Josephson, Inc.
Certified Public Accountants
Los Angeles, California
October 3, 2006